Exhibit 23.2











INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-3 of our reports dated July 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the fiscal year ended May 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Omaha, Nebraska
September 24, 1999